                                                                    EXHIBIT 8(c)


                         AMENDMENT TO CUSTODY AGREEMENT




   THIS AMENDMENT to the Custody Agreement between MARKET STREET FUND, INC. (the "Fund"), PROVIDENT NATIONAL BANK ("Provident") is made as of this 9th day of September, 1988.

                                  WITNESSETH:

   WHEREAS, the Fund and Provident entered into a CUSTODY AGREEMENT on December 12, 1985; and

   WHEREAS, it is the desire of the parties thereto to amend said Agreement;

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto to amend said Custody Agreement as follows:

         1. The first sentence under item 26 Duration and Termination is amended as follows:

             26. This Agreement, unless otherwise terminated as provided herein, shall continue until termination by the Fund or Provident on sixty (60) days written notice. This Agreement may be terminated for "cause" at any time by the Board of Directors of the Fund. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith or gross negligence by Provident in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement.

         2.  Add the following at the end of item 15, Records:

             The Fund or its authorized representative shall have the right to copy any records in the possession of Provident which pertain to the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Custody Agreement between the parties to be executed by their officers designated below as of the date first above written.


   [SEAL]                                          MARKET STREET FUND, INC.


   Attest:       [sig]                             By:           [sig]
          -----------------------                     -------------------------

   [SEAL]                                          PROVIDENT NATIONAL BANK


   Attest:       [sig]                             By:           [sig]
          -----------------------                     -------------------------


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                         AMENDMENT TO CUSTODY AGREEMENT


THIS AMENDMENT to the Custody Agreement between Market Street Fund, Inc. (the "Fund") and Provident National Bank ("Provident") is made this ______ day of _____________, 1989.

                                  WITNESSETH:

WHEREAS, the Fund and Provident entered into a Custody Agreement on December 12, 1985, as amended on September 9, 1988; and

WHEREAS, the Fund established an Aggressive Growth Class of shares on ___________; and

WHEREAS, it is the desire of the Fund and Provident to amend the Custody Agreement to include the Aggressive Growth Class;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the Aggressive Growth Class of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Custody Agreement to be duly executed as of the day and year first above written.

   [SEAL]                                         MARKET STREET FUND, INC.

   Attest:                                        By:
          ----------------------                      -----------------------


   [SEAL]                                         PROVIDENT NATIONAL BANK


   Attest:                                        By:
          ----------------------                      -----------------------